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                                                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the reference to our firm and our report dated June 19, 1997 with respect to the financial statements of the Greentree Executive Campus Acquisition Properties under the "Experts" heading of a Prospectus Supplement to the Prospectus dated November 13, 1997 of Brandywine Realty Trust to be filed with the Securities and Exchange Commission and consent to the filing of this Consent as an Exhibit to a Current Report on Form 8-K of Brandywine Realty Trust.


                                      /s/ ZELENKOFSKE, AXELROD & COMPANY, LTD.

                                      Zelenkofske, Axelrod & Company, Ltd.


Jenkintown, Pennsylvania
February 23, 1998